EXHIBIT 2.3

                   SERIES C PREFERRED STOCK CONVERSION AGREEMENT


      THIS SERIES C PREFERRED STOCK CONVERSION AGREEMENT is made as of this 25th day of November, 2003, by and between Advance Display Technologies, Inc., a Colorado corporation (the "Company"), and each of the undersigned holders of the Company's Series C Preferred Stock (each a "Shareholder" and together the "Shareholders").

                                    RECITALS

      WHEREAS, the Company currently has issued and outstanding 1,843,902 shares of its Series C Preferred Stock, par value $.001 per share (the "Series C Preferred"), and Shareholders own that number of shares of Series C Preferred set forth opposite each Shareholder's name on EXHIBIT A attached hereto ("Conversion Shares");

      WHEREAS, the Company wishes to effect a transaction comprised of the following transactions: (1) the conversion of all of the Series C Preferred into shares of the Company's Common Stock, $.001 par value per share ("Common Stock"), on a 1-for-1 basis; (2) an investment from one or more third parties of $1 million in exchange for shares of the Company's newly-created Series D Preferred; (3) the Company's acquisition of all of the membership interests of Regent Theatres, LLC; and (4) the conversion of the Company's outstanding debt into shares of the Company's newly-created Series E and Series F Preferred Stock (collectively, the "Transaction");

      WHEREAS, in connection with the Transaction, each Shareholder wishes to convert all of Shareholder's Conversion Shares into shares of Common Stock on a 1-for-1 basis; and

      WHEREAS, the Board of Directors of the Company, after being fully advised of the relationship of the parties, the terms of the proposed conversion and the effect of such conversion, has authorized the issuance of Common Stock to the Shareholders in exchange for the surrender of the Conversion Shares.

      NOW, THEREFORE, BE IT RESOLVED, that in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

     1. CONVERSION. The Company and each Shareholder hereby agree to convert the Conversion Shares into shares of Common Stock on a 1-for-1 basis (the "Conversion"). The Conversion shall occur simultaneously with, and its effectiveness is conditioned upon, the closing of the Transaction (the "Closing").

     2. SURRENDER OF SERIES C PREFERRED CERTIFICATES; ISSUANCE OF COMMON STOCK CERTIFICATES. At the Closing, each Shareholder shall surrender Shareholder's certificate(s) representing the Conversion Shares to the Company. Upon receipt of such certificate(s), the

Company shall issue to such Shareholder a new certificate representing an amount of shares of Common Stock as set forth opposite Shareholder's name on EXHIBIT A.

     3. PIGGYBACK REGISTRATION RIGHTS. The shares of Common Stock issued in connection with the Conversion shall have the registration rights described in EXHIBIT B, which is incorporated by reference herein.

     4. LEGENDS. Each certificate representing the shares of Common Stock to be issued in connection with the Conversion shall bear the following legends:

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

        THESE SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN SERIES C PREFERRED STOCK CONVERSION AGREEMENT, DATED NOVEMBER 25, 2003. SUCH AGREEMENT IS AVAILABLE FOR INSPECTION BY PROVIDING WRITTEN REQUEST TO THE COMPANY.

     5. SHAREHOLDER'S ACKNOWLEDGEMENT. Each Shareholder hereby acknowledges that the Conversion is to be effected in lieu of any redemption provisions related to the Series C Preferred as set forth in the Company's Articles of Incorporation, as amended (the "Articles") and each Shareholder hereby waives any right or claim to any benefit of such provisions. Each Shareholder further acknowledges and agrees that, after the consummation of the Conversion, Shareholder shall no longer be entitled to any of the rights and preferences of the Series C Preferred as provided in the Articles or to any other special rights and preferences.

     6. COMPANY'S REPRESENTATIONS AND WARRANTIES. The Company represents and warrants that each of the shares of Common Stock that will be issued pursuant to the Conversion will be duly authorized, validly issued, fully paid and nonassessable.

     7. SHAREHOLDER'S REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each Shareholder hereby represents and warrants to, and covenants and agrees with, the Company as follows:

        (a) Shareholder has had complete and unrestricted access to all material information about the Company, the Conversion, and the Transaction which could affect Shareholder's decision to agree to the Conversion. As a result of Shareholder's access to all such material information, Shareholder acknowledges that Shareholder is fully informed and knowledgeable about the Company, its business, operations and plans, and has therefore made a fair and reasoned decision to consent to the Conversion.

        (b) Shareholder acknowledges that an investment in the Common Stock involves a substantial degree of risk and is suitable only for persons with adequate means who have no need for liquidity in their investments.

        (c) Shareholder has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Common Stock and the suitability of the investment for Shareholder.

        (d) Shareholder is participating in the Conversion for investment purposes only and has no present intention to sell or exchange the Common Stock, Shareholder has adequate means for providing for Shareholder's current needs in any foreseeable contingency, and Shareholder has no need to sell the Common Stock in the foreseeable future.

        (e) Shareholder is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

        (f) Shareholder acknowledges that no federal or state agency has made any finding or determination as to the fairness of the Conversion, nor any recommendation or endorsement, of the issuance of the Common Stock in the Conversion.

        (g) Shareholder acknowledges that the Common Stock has not been registered under the Securities Act, or the blue sky laws of any state.

        (h) Shareholder understands that, in issuing the Common Stock in the Conversion, the Company has relied upon an exemption from registration provided in the Act and upon all of the foregoing representations and warranties of the Shareholder.

     8. MISCELLANEOUS.

        (a) Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and a majority of the Shareholders, or in the case of a waiver, by the party against whom the waiver is to be effective;

        (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law;

        (c) This Agreement shall be binding on and inure to the benefit of each party hereto and his or its legal representatives, successors and assigns;

        (d) This Agreement shall be governed by and construed in accordance with the law of the State of Colorado, without regard to the conflicts of law rules of such state;

        (e) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument;

        (f) The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement;

        (g) This Agreement, including the provisions contained in EXHIBIT A and EXHIBIT B, constitutes the entire agreement between and among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between and among the parties with respect to the subject matter hereof and thereof. Without limiting the foregoing, the Company and each Shareholder agrees that this Agreement supersedes and terminates the Series C Conversion Agreement entered into on September 1, 2002 by and between the Company and such Shareholder. No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder;

        (h) In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and

        (i) All notices and other communications required or permitted by this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or courier addressed to such Shareholder or to the Company at such address or facsimile number as each party shall have furnished in writing.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                    ADVANCE DISPLAY TECHNOLOGIES, INC.


                                             By:/S/ MATTHEW W. SHANKLE
                                                ------------------------------
                                             Name:  Matthew W. Shankle
                                             Title:  President


                                    SHAREHOLDERS:


                                          /S/ WILLIAM W. BECKER
                                          ------------------------------------
                                             William W. Becker



                                          /S/ J. TIMOTHY BRITTAN
                                          ------------------------------------
                                             J. Timothy Brittan



                                          /S/ JOHN P. COLE, JR.
                                          --- --------------------------------
                                             John P. Cole, Jr.



                                          /S/ WILLIAM J. ELSNER
                                          ------------------------------------
                                             William J. Elsner



                                          /S/ BRUCE H. ETKIN
                                          ------------------------------------
                                             Bruce H. Etkin



                                          /S/ KEITH A. HANCOCK
                                          ------------------------------------
                                             Keith A. Hancock



                                          /S/ JAN E. HELEN
                                          ------------------------------------
                                             Jan E. Helen

                                          /S/ DARYL OWEN
                                             Peregrine Investments
                                          By:  /S/ DARYL OWEN
                                               -------------------------------
                                          Title:  PRESIDENT
                                                  ----------------------------


                                          /S/ GENE SCHNEIDER
                                          ------------------------------------
                                             Schneider Holdings Co.
                                          By: GENE SCHNEIDER
                                              --------------------------------
                                          Title:  GEN. PART.
                                                  ----------------------------



                                          /S/ MARK L. SCHNEIDER
                                          ------------------------------------
                                              Mark L. Schneider



                                          /S/ JOHN D. SEIVER
                                          ------------------------------------
                                              John D. Seiver